Exhibit 15

June 24, 2003

Board of Directors and Stockholders
Aon Corporation

        We are aware of the incorporation by reference in the Registration Statement (Form S-8) of Aon Corporation for the registration of $50,000,000 of Aon Deferred Compensation Obligations of our report dated May 9, 2003 relating to the unaudited condensed consolidated interim financial statements of Aon Corporation which is included in its Form 10-Q for the quarter ended March 31, 2003.

                          /s/ Ernst & Young LLP